As filed with the Securities and Exchange Commission on July 28, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CIVEO CORPORATION
(Exact name of registrant as specified in its charter)

British Columbia, Canada (State or Other Jurisdiction of Incorporation or Organization)	98-1253716 (I.R.S. Employer Identification No.)

Three Allen Center
333 Clay Street, Suite 4980
Houston, Texas 77002
(713) 510-2400
(Address of Principal Executive Offices, Zip Code)

Amended and Restated 2014 Equity Participation Plan of Civeo Corporation
(Full title of the plan)

Bradley J. Dodson
President and Chief Executive Officer
Three Allen Center
333 Clay Street, Suite 4980
Houston, Texas 77002
(713) 510-2400
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With a copy to:

Krista P. Hanvey Gibson, Dunn & Crutcher LLP 2001 Ross Avenue, Suite 2100 Dallas, TX 75201-2923 (214) 698-3100
______________________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE
This Registration Statement is being filed by Civeo Corporation (the “Company”) pursuant to General Instruction E of Form S-8 under the Securities Act, to register an additional 637,000 common shares, no par value, for issuance pursuant to the Amended and Restated 2014 Equity Participation Plan of Civeo Corporation (as amended, the “Plan”). The board of directors of the Company recommended for approval and, on May 17, 2023, the shareholders of the Company approved an amendment to the Plan that increased the number of shares available for issuance under the Plan by 637,000.
In accordance with General Instruction E to Form S-8, and except as the same may be modified by the information set forth in this Registration Statement, the Company hereby incorporates by reference the original Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission (the “Commission”) on May 27, 2014 (File No. 333-196292) as amended by Post-Effective Amendment No. 1 filed by the Company with the Commission on July 17, 2015 (File No. 333-196292), the additional Registration Statement on Form S-8 filed by the Company with the Commission on May 16, 2016 (File No. 333-211393), the additional Registration Statement on Form S-8 filed by the Company with the Commission on July 27, 2018 (File No. 333-226388) and the additional Registration Statement on Form S-8 filed by the Company with the Commission on July 29, 2020 (File No. 333-240167).
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8.    Exhibits.

Exhibit No.	Exhibit Description
4.1	Notice of Articles of Civeo Corporation, as amended (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-36246) filed on April 2, 2018).
4.2
Certification of Amendment to the Notice of Articles of Civeo Corporation (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-36246) filed on November 20, 2020).

4.3
Amended and Restated Articles of Civeo Corporation (incorporated herein by reference to Exhibit 3.3 to the Annual Report on Form 10-K for the year ended December 31, 2022 (File No. 001-36246) filed on March 1, 2023).

5.1*	Opinion of Dentons Canada LLP.
23.1*	Consent of Ernst & Young LLP.
23.2*	Consent of Dentons Canada LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page to this Registration Statement).
99.1
Amended and Restated 2014 Equity Participation Plan of Civeo Corporation (incorporated herein by reference to Annex B of the Company’s definitive proxy statement on Schedule 14A (File No. 001-36246) filed on April 11, 2016).

99.2
Amendment to the Amended and Restated 2014 Equity Participation Plan of Civeo Corporation (incorporated herein by reference to Exhibit 10.33 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 (File No. 001-36246) filed on February 23, 2017).

99.3
Amendment No. 2 to the Amended and Restated 2014 Equity Participation Plan of Civeo Corporation (incorporated herein by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 (File No. 001-36246) filed on July 27, 2018).

99.4
Amendment No. 3 to the Amended and Restated 2014 Equity Participation Plan of Civeo Corporation (incorporated herein by reference to Exhibit 99.4 to the Company’s Registration Statement on Form S-8 (File No. 333-240167) filed on July 29, 2020).

99.5*	Amendment No. 4 to the Amended and Restated 2014 Equity Participation Plan of Civeo Corporation.
107.1*	Filing Fee Table.
______________________________
* Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 28, 2023.

Civeo Corporation

By:	/s/ Carolyn J. Stone
Name:	Carolyn J. Stone
Title:	Senior Vice President, Chief Financial Officer and Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bradley J. Dodson and Carolyn J. Stone and each of them (with full power to each of them to act alone), his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Bradley J. Dodson
Bradley J. Dodson	Director, President & Chief Executive Officer (Principal Executive Officer)	July 28, 2023
/s/ Carolyn J. Stone
Carolyn J. Stone	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Accounting Officer)	July 28, 2023
/s/ Richard A. Navarre
Richard A. Navarre	Chairman of the Board	July 28, 2023
/s/ C. Ronald Blankenship
C. Ronald Blankenship	Director	July 28, 2023
/s/ Jay K. Grewal
Jay K. Grewal	Director	July 28, 2023
/s/ Martin A. Lambert
Martin A. Lambert	Director	July 28, 2023
/s/ Michael Montelongo
Michael Montelongo	Director	July 28, 2023
/s/ Constance B. Moore
Constance B. Moore	Director	July 28, 2023
/s/ Charles Szalkowski
Charles Szalkowski	Director	July 28, 2023
/s/ Timothy O. Wall
Timothy O. Wall	Director	July 28, 2023
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